                                                                EXHIBIT 4(a)(ii)

                           CLASS A WARRANT AGREEMENT


         WARRANT AGREEMENT dated as of July , 1996 between Sulcus Computer Corporation, having its principal place of business at Sulcus Centre, 41 N. Main Street, Greensburg, Pennsylvania 15601 (the "Company") and American Stock Transfer & Trust Company, having its principal place of business at 40 Wall Street, New York, New York 10005 (the "Warrant Agent");

         WHEREAS, the Company has sold to the public and proposes to issue 400,000 Units ("Units") each Unit consisting of one share of Series A Redeemable Convertible Preferred Stock (the "Preferred Stock") and two Class A Stock Purchase Warrants (the "Warrants"), all as more fully set forth in a Registration Statement attached hereto filed by the Company with the Securities and Exchange Commission and declared effective on July , 1996 (the "Registration Statement"); and

         WHEREAS, the Units were offered by the Underwriters on a "firm commitment" basis; and

         WHEREAS, the Company may sell up to 60,000 additional Units to be issued if the Underwriters of the Units exercise their over subscription privilege in connection with their underwriting of the Units; and

         WHEREAS, two Class A Warrants will entitle the holder to purchase one share of Preferred Stock at $ per share on or before , 1996 ("First Exercise Date"), or one-half share of Preferred Stock thereafter and on or before , 1997 ("Last Exercise Date"); and


         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and replacement of the Warrant Certificates and the exercise of the Warrants; and

         WHEREAS, the Company and the Warrant Agent desire to set forth in this Agreement the terms and conditions upon which the Warrant Certificates shall be issued, transferred, exchanged and replaced and the Warrants exercised, and to provide for the rights of the holders of the Warrants.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the respective undertakings herein below set forth, the Company and the Warrant Agent agree as follows:

                              W I T N E S S E T H:

                                   ARTICLE I

                       ISSUANCE AND EXECUTION OF WARRANTS

         SECTION 1.01. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the terms and conditions herein set forth, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with such provisions.

         SECTION 1.02. The Warrant Certificates for the Warrants shall be issued in registered form only. The text of the Warrant Certificate, including the form of assignment and subscription to be printed on the reverse side thereof, shall be substantially in the form of Exhibit A annexed hereto, which text is hereby incorporated in this Agreement by reference as though fully set forth herein and to whose terms and conditions the Company and the Warrant Agent hereby agree. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of such Warrant Certificate, to purchase the number of validly issued, fully paid and non-assessable shares of Series A Preferred Stock, as that term is defined in
Section 1.05 of this Agreement, stated therein, free of preemptive rights, subject to adjustment as provided in Article III of this Agreement.

         SECTION 1.03. Upon the written order of the Company, signed by the President or any Vice President, and the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer of the Company, the Warrant Agent shall issue and register Warrants in the names and denominations specified, and will countersign and deliver Warrant Certificates evidencing the same in accordance with that order. Each Warrant Certificate shall be dated the date of its countersignature. Each Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the President of the Company, under its corporate seal, affixed or facsimile, attested by the manual or facsimile signature of the Secretary of the Company and shall be countersigned manually by the Warrant Agent.

         The Warrant Certificates shall not be valid for any purpose unless so countersigned. In any case any officer whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance.

         SECTION 1.04. Except as otherwise expressly stated herein, all terms used in this Agreement have the meanings provided in the Class A Warrant Certificate.

         SECTION 1.05. The term "Preferred Stock" shall mean the aggregate number of shares that the Company, by its Certificate of Incorporation, as from time to time amended, is authorized to issue, which are limited in respect of the rights of the holders thereof to participate in dividends or in distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

                                   ARTICLE II

               WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS,

                    CALL OF WARRANTS AND TRADING OF WARRANTS


         SECTION 2.01. (1) Two Warrants shall entitle the person in whose name at the time the Warrant shall be registered upon the books to be maintained by the Warrant Agent for that purpose (the "Warrant Holder"), subject to the provisions of the Warrant Certificates and of this Agreement, to purchase from the Company at any time after its date of issuance and on or after the First Exercise Date but at or before the Last Exercise Date, the number of shares of Preferred Stock stated therein, as adjusted, at the Warrant Price in effect at such date, payable in full at the time of purchase in the manner provided in
Section 2.02 of this Agreement.


         (2) Each Warrant shall be exercisable in accordance with the terms herein and in the Warrant Certificate which among other things contains certain terms as to the Warrant Price.

         SECTION 2.02. (1) The Warrant Holder may exercise a Warrant, in whole or in part, by surrender of the Warrant Certificate, with the form of subscription thereon duly executed to the Warrant Agent at the address designated in the Letter of Transmittal, together with the Warrant Price for each share of Common Stock to be purchased in lawful money of the United States, or by certified check, bank draft, or postal or express money order payable in United States dollars to the order of the Company or to American Stock Transfer & Trust Company.


         (2) Upon receipt of a Warrant Certificate with the form of election to purchase thereon duly executed and accompanied by payment of the aggregate Warrant Price for the shares of Preferred Stock for which the Warrant is then being exercised, the Warrant Agent shall requisition from the transfer agent certificates for the total number of the shares of Preferred Stock, as defined in Section 1.05 of this Agreement, for which the Warrant is being exercised in such names and denominations as are required for delivery to the Warrant Holder, and the Warrant Agent shall thereupon deliver such certificates to or in accordance with the instructions of the Warrant Holder. The Company covenants and agrees that it has duly authorized and directed its transfer agent (and will authorize and direct all of its future transfer agents) to comply with all such requests of the Warrant Agent.

         (3) In case any Warrant Holder shall exercise his Warrant with respect to less than all of the shares of Preferred Stock that may be purchased under the Warrant, a new Warrant Certificate for the balance shall be countersigned and delivered to or upon the order of the Warrant Holder.

         (4) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of Warrants, or the issue of any shares of Preferred Stock upon the exercise of Warrants. However, neither the Company nor the Warrant Agent shall be required to issue or deliver any Warrant Certificate or shares of Preferred Stock in a name other than that of the Warrant Holder at the time of surrender if any tax is payable in respect of such transfer until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. In the event that any transfer tax is due and payable, the Warrant Agent shall be under no obligation to issue or deliver any Warrant Certificate or shares of Preferred Stock in a name other than that of the Warrant Holder until the Company has notified the Warrant Agent that the transfer tax, if any, has been paid, or in the alternative, that no transfer tax is due and payable by reason of an exemption.

         (5) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently account to the Company for all monies received by the Warrant Agent for the purchase of shares of Preferred Stock upon the exercise of Warrants. The Warrant Agent covenants and agrees that it shall pay to the Company all monies received by the Warrant Agent for the purchase of shares of Preferred Stock upon the Exercise of Warrants as soon as practical after review and acceptance of receipt thereof.

         (6) The Warrant Agent covenants and agrees that upon the exercise of any of the Warrants, the Warrant Agent shall provide written notice to the Company and to H. J. Meyers (the Underwriter") at its offices, the expense of which notice shall be borne by the Company. Each notice shall provide the previous, current and total number of Warrants exercised, payments made and preferred shares issued. Such notice shall be made as soon as practical after the Warrant is received, examined and accepted under the terms of this Agreement. Nothing contained herein shall be construed so as to prevent the Warrant Agent from providing the information required by this Section 2.02 (6) in a consolidated or tabular form, provided that all other provisions of this Section are complied with.

         (7) The Warrant Agent covenants and agrees that shall provide a list of each and every holder of the Warrants to the Company and the Underwriter at such time or from time to time as shall be requested by the Company or the Underwriter, but in no event shall such a list be provided less frequently than once per annum at a date as shall be determined by the Company.

         SECTION 2.03 No fractional shares of Preferred Stock will be issued upon exercise of the Warrants nor will cash in lieu thereof be paid.

                                  ARTICLE III

              ADJUSTMENT OF SHARES OF PREFERRED STOCK PURCHASABLE
                             AND OF WARRANT PRICE.

         SECTION 3.01. In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the outstanding Preferred Stock in shares of its Preferred Stock, (ii) subdivide the outstanding Preferred Stock,
(iii) combine the outstanding Preferred Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Warrant Price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares which if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         SECTION 3.02. In case the Company shall issue rights, options, or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase Preferred Stock (or securities convertible into or exchangeable for Preferred Stock) at a price per share (or having a conversion price per share, if a security convertible into or exchangeable for Preferred Stock) at a price per share (or having a conversion price per share, if a security convertible into or exchangeable for Preferred Stock) less than the "current market price" per share of Preferred Stock (as defined in Section 3.04 of this Article III) on such record date, then, in each case, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such "current market price" and of which the denominator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, than, to the extent the shares of Preferred Stock (or securities convertible into or exchangeable for shares of Preferred Stock) are not delivered, the Warrant Price shall be readjusted after the expiration of such right, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Warrant Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Preferred Stock (or securities convertible into or exchangeable for shares of Preferred Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Preferred Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

         SECTION 3.03. In case the Company shall distribute to all holders of Preferred Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Preferred Stock), or subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Preferred Stock (excluding those referred to in Section 3.02 of the Article III), then, in each case, the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the "current market price" per hare of Preferred Stock (as defined in Section 3.04 of this Article III) on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such subscription rights, options, or warrants or convertible for exchangeable securities containing the right to subscribe or purchase shares of Preferred Stock, applicable to one share, and of which the denominator shall be such "current market price" per share of Preferred Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         SECTION 3.04. For the purpose of any computation under Sections 3.02 and 3.03 of this Article III, the "current market price" per share of Preferred Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Preferred Stock is listed or admitted to trading or, if the Preferred Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Preferred Stock is not quoted by any such organization, the fair value of the Preferred Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

         SECTION 3.05. No adjustment in the Warrant Price shall be required if such adjustment is less the $0.05; provided, however, that any adjustments which by reason of this Section 3.05 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article III shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

         SECTION 3.06. In any case in which this Article III shall require that an adjustment in the Warrant Price be made effective as of a record date for a specified event the Company may elect to defer until the occurrence of such event issuing to the holder of any Warrant exercised after such record date the shares, if any, issuable upon such exercise over and above the shares, if any, issuable upon such exercise on the basis of the Warrant Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         SECTION 3.07. Upon each adjustment of the Warrant Price as a result of the calculations made in Section 3.01, 3.02, or 3.03 of this Article III, each Warrant outstanding prior to the making of the adjustment in the Warrant Price shall thereafter evidence the right to purchase, at the adjusted Warrant Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of a Warrant prior to adjustment of the number of shares by the Warrant Price in effect prior to adjustment of the Warrant Price by (B) the Warrant Price in effect after such adjustment of the Warrant Price.


         SECTION 3.08. In case of any capital reorganization of the Company, or of any reclassification of the Preferred Stock (other than a reclassification of the Preferred Stock referred to in Section 3.01 of this Article III), or in the case of the consolidating of the Company with or the merger of the Company into any other corporation other than a wholly owned subsidiary and in all other cases, only where the Company is not the surviving or continuing entity, or of the sale, transfer, or lease of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or other entity, each Warrant shall after such capital reorganization, reclassification of Preferred Stock, consolidation, merger, sale, transfer, or lease, be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares purchasable (at the time of such capital reorganization, reclassification of Preferred Stock, consolidation, merger, sale, transfer, or lease) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Preferred Stock, consolidation, merger, sale, transfer, or lease; and in any such case, if necessary, the provisions set forth in this Article III with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, assets, or cash thereafter deliverable on the exercise of the Warrants. The subdivision or combination of shares of Preferred Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Preferred Stock for the purposes of this subsection. The Company shall not effect any such consolidation, merger, transfer, or lease unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, of leasing such assets or other appropriate corporation of entity shall expressly assume, by written instrument duly executed and delivered to each holder of a Warrant, the obligation to deliver to the holder of each Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and to perform the other obligations of the Company under this Agreement.


         SECTION 3.09. The Company may make such reductions in the Warrant Price, in addition to those required by this Article III, as it shall, in its sole discretion, determine to be advisable.

                                   ARTICLE IV

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                                WARRANT HOLDERS

         SECTION 4.01. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of Preferred Stock for any purposes, nor shall anything contained in any Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of a Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive dividends or subscription rights, or otherwise, until in connection with the exercise of any Warrant, such Warrant shall have been surrendered and the purchase price for the shares of Preferred Stock for which such Warrant is being exercised shall have been received by the Warrant Agent; provided, however, that any such surrender and payment on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those shares of Preferred Stock are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part, as the case may be, until such next succeeding day on which stock transfer books are open.

         SECTION 4.02. The Company covenants and agrees that it shall contemporaneously provide to all Warrant Holders of record (who are not also shareholders of record) any publication, mailing or notice which it shall provide to all of its shareholders of record. For purposes of this Section 4.02, the Warrant Holders of record shall be those Warrant Holders who are of record on a date even with the date chosen by the Company for the purpose of determining the shareholders of record who shall be entitled to receive such publication, mailing or notice.

         SECTION 4.03. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion reasonably impose, which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof, issue a new Warrant Certificate of like denomination and tenor as, and in substitution for, the Warrant Certificate so lost, stolen or mutilated or destroyed.

         SECTION 4.04. (1) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of outstanding Warrants such number of authorized shares of Preferred Stock as are sufficient to permit the exercise in full of such warrants and that it will make available to the Warrant Agent from time to time a number of duly executed certificates representing shares of Preferred Stock sufficient theretofore.

         (2) The Company shall secure the listing, upon official notice of issuance, of shares of Preferred Stock issuable upon exercise of Warrants upon any securities exchange upon which shares of Preferred Stock become listed.

         (3) The Company covenants that all shares of Preferred Stock issued on exercise of Warrants, upon payment of the Warrant Price therefore, shall be validly issued, fully paid, non-assessable and free of preemptive rights.

         (4) The Company shall use its best efforts to secure the effective registration of the Warrants and the shares of Preferred Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "Act"), and to register or qualify such Warrants and shares of Preferred Stock under the laws of any states in which the sale of the Units was registered or qualified and shall use its reasonable good faith efforts to register and qualify such Warrants and shares of Preferred Stock in such additional states and jurisdictions as my be appropriate; provided, however, that the Company shall have no obligation to register such Warrants and shares of Preferred Stock or maintain the effectiveness of such registration or qualification, as aforesaid, in the event that, by amendment to the Act or otherwise, such registration or qualification is not required at the time such Warrants and shares of Preferred Stock are to be issued or, if permitted by applicable Federal securities laws or the rules and regulations promulgated thereunder, at any time when the relationship of the Warrant Price to the then current market price of the Company's Preferred Stock makes it unlikely that any Warrants will be exercised.

         (5) The Company will furnish to the Warrant Agent, upon request, an opinion of counsel not unsatisfactory to the Warrant Agent to the effect that
(i) a Registration Statement under the Act is then in effect with respect to shares of Preferred Stock issuable upon exercise of the Warrants and that the prospectus included therein complies as to form in all material respects, except as to financial statements, including schedules, and other accounting and financial data, as to which such counsel need express no opinion, with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder; or (ii) a Registration Statement under the Act with respect to said shares of Preferred Stock is not required; and (iii) the shares shall be validly issued, fully paid and non-assessable. In the event that said opinion states that such a Registration Statement is in effect, the Company will from time to time furnish the Warrant Agent with current prospectuses meeting the requirements of the Act and such rules and regulations in sufficient quality to permit the Warrant Agent to deliver a prospectus ("Prospectus") to each Warrant Holder upon exercise thereof. The Company further agrees to pay all fees, costs and expenses in connection with the preparation and delivery to the Warrant Agent of the foregoing opinions and Prospectuses and the above mentioned registrations and other actions, and to immediately notify the Warrant Agent in the event that
(i) the Commission shall have issued or threatened to issue any order preventing or suspending the use of any Prospectus; (ii) at any time any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) for any reason it shall be necessary to amend or supplement any Prospectus in order to comply with the Act.

         SECTION 4.05. If the number of shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section 3.07 of Article II, the Company shall not be required to issue fractions of shares upon exercise of the Warrants or to distribute share certificates which evidence fractional shares or pay any cash in lieu thereof.

                                   ARTICLE V

                          TREATMENT OF WARRANT HOLDERS

         SECTION 5.01. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Warrant Holder as the absolute owner of such Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT
                               AND OTHER MATTERS

         SECTION 6.01. The Company will from time to time promptly pay, subject to the provisions of Section 2.02 of this Agreement, all taxes and reasonable charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Preferred Stock upon the exercise of Warrants.

         SECTION 6.02 (1) The Warrant Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days notice in writing, mailed to the Company by registered or certified mail, and to each Warrant Holder. The Company may remove the Warrant Agent or any successor Warrant Agent upon thirty
(30) days notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, by registered or certified mail, and to each Warrant Holder; provided, however, the Company shall appoint a new

Warrant Agent as hereinafter provided and such removal shall not become effective until a successor Warrant Agent has been appointed and has accepted such appointment. If the Warrant Agent shall resign or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapability by the Warrant Agent or by a Warrant Holder, who shall, with such notice, submit his Warrant Certificate for inspection by the Company, then any Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a registered transfer agent, bank or trust company, subject to the terms and conditions of this Section 6.02, in good standing and incorporated under the laws of any State of the United States, having its principal office in the United States of America. After appointment, the successor Warrant Agent shall be vested with the same power, rights, duties and responsibilities and if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         (2) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant agent may countersign such Warrant Certificate in its own name or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under this prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         SECTION 6.03. The Company agrees to pay the Warrant Agent from time to time, on demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses and counsel fees and other disbursements of any kind incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance and administration of this Agreement (including the reasonable costs and expenses of defending against any such claim), except to the extent any such loss, liability or expense results from the gross negligence, willful misconduct or bad faith on the part of the Warrant Agent.

         SECTION 6.04. The Company covenants and agrees that it shall, at the Company's expense, provide to the Warrant Agent copies of its current prospectus in such quantity as to enable the Warrant Agent to deliver one copy of such current prospectus to each Warrant Holder. Notwithstanding anything else contained in this Section 6.04, the Company shall not be obligated to provide copies of its current prospectus for the purpose of allowing the Warrant Agent to deliver such copies to any Warrant Holder who delivers all of his redeemable warrants for redemption pursuant to Section 2.03 or who shall notify the Company of his intent to permit redemption of all of his Warrants pursuant to Section 2.03 herein or to any person who shall hold any Warrant subject to the terms of this Agreement after the earlier of the Redemption Date or the Last Exercise Date for the Warrants.

         SECTION 6.05. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

         (1) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, that fact or matter, unless other evidence in respect thereof be herein specifically prescribed, may be deemed to be conclusively proved and established by a certificate signed by the President or the Secretary of the Company and delivered to the Warrant Agent. That certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon that certificate.

         (2) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

         (3) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates, except its countersignature thereof, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (4) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof, except the due execution hereof by the Warrant Agent, or in respect of the validity or execution of any Warrant Certificate, except its countersignature thereof; nor shall it be responsible for any Warrant Certificate; nor shall it be responsible for the adjustment of the Warrant Price, the redemption price or the making of any change in the number of shares of Preferred Stock purchasable under the provisions of Article III of this Agreement or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Warrant Price; nor shall it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any share of Preferred Stock will when issued be validly issued, fully paid, non-assessable and free of preemptive rights.

         (5) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company to obtain a pecuniary interest in any transaction in which the Company may be interested or contract with or lend money to or otherwise act as fully and freely as though it was not Warrant Agent or subject to this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (6) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of the Company, and to apply to any such officer or assistant officer for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or assistant officer.

         (7) The Warrant Agent may consult with its counsel or other counsel satisfactory to it, including counsel for the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

         (8) The Warrant Agent shall incur no liability to the Company or to any holder of any Warrant for any action taken by it in reliance upon any Warrant Certificate or certificate for Preferred Stock, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter,, notice, direction, consent, certificate, statement, or other paper or document reasonable believed by it to be genuine and to be a signed, executed, and where necessary, verified or acknowledged, by the proper person or persons.

         SECTION 6.06. The Warrant Agent and the Company may, without the consent or concurrence of the Warrant Holders, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, and which shall not be inconsistent with the provisions of the Warrant Certificates, provided such changes or corrections do not adversely affect the privileges or immunities of the Warrant Holders.

         SECTION 6.07. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 6.08. Forthwith upon the appointment after the date hereof of any transfer agent for the Preferred Stock, or any subsequent transfer agent for the Preferred Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

         SECTION 6.09. Notice or demand pursuant to this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made and effective on the third business day after posting thereof, unless otherwise provided in this Agreement, if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  41 North Main Street
                  Greensburg, Pennsylvania  15601

Notice or demand pursuant to this Agreement to be given or made by the Company or any Warrant Holder to or on the Warrant Agent shall be sufficiently given or made and effective on the third business day after posting thereof, unless otherwise provided in this Agreement, if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                  40 Wall Street
                  New York, New York  10005

Notice or demand pursuant to this Agreement to be given or made by the Company or the Warrant Agent to or on the Underwriter shall be sufficiently given or made and effective on the third business day after posting thereof, unless otherwise provided in this Agreement, if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Underwriter with the Company) as follows:

                  180 Maiden Lane
                  19th Floor
                  New York, NY  10031

Notice or demand pursuant to this Agreement to be given or made by the Company or the Warrant Agent to or on any Warrant Holder shall be sufficiently given or made and effective on the third business day after posting thereof, unless otherwise provided in this Agreement, if sent by first-class mail, postage prepaid, addressed to such Warrant Holder at his last known address as it shall appear in the records of the Company, if such notice shall be given by the Company, or, if such notice shall be given by the Warrant Agent, as it shall appear on the register maintained by the Warrant Agent.

         A copy of any Notice or demand given or made pursuant to this Agreement on the Warrant Agent, Company or Underwriter shall be promptly forwarded by the recipient thereof to each of the Company, Warrant Agent or Underwriter who shall not have received or made such demand or notice.

         SECTION 6.10. The validity, interpretation and performance of this Agreement and the Warrants shall be governed by the laws of the Commonwealth of Pennsylvania.

         SECTION 6.11. Nothing in this Agreement shall be construed to give to any person or corporation other than the parties hereto and the Warrant Holders any right, remedy or claim under promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Warrant Holders, and their heirs, representatives, successors, assigns and transferees.

         SECTION 6.12. A copy of this Agreement shall be available for inspection by any Warrant Holder during the regular business hours and at the corporate office of the Warrant Agent in New York, New York, at which time the Warrant Agent may require any Warrant Holder to submit his Warrant Certificate for inspection by it.

         SECTION 6.13. This Agreement shall terminate on the Last Exercise Date, or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company pursuant to Paragraph (5) of Section 2.02 of this Agreement for all cash held by it. The provisions of Sections 6.03 and 6.05 of this Agreement shall survive such termination.

         SECTION 6.14. The Article headings in this Agreement are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

         SECTION 6.15. This Agreement may be executed in any number of counterparts, each of which is so executed shall be deemed to be an original, and all such counterparts shall together constitute but on and the same agreement.


ATTEST:                                SULCUS COMPUTER CORPORATION:

_______________________________        By: __________________________________

                                       Title: ______________________________


ATTEST:                                AMERICAN STOCK TRANSFER & TRUST COMPANY

_______________________________        By: __________________________________

                                       Title: ______________________________